                      AGREEMENT AND PLAN OF REORGANIZATION

             FOR THE ACQUISITION OF ALL OF THE OUTSTANDING SHARES OF

                      COMMON STOCK OF SYNGEN RESEARCH, INC.

               BY BISHOP EQUITIES, INC. DBA AETHLON MEDICAL, INC.


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                                TABLE OF CONTENTS

                                                                              PAGE
RECITALS .................................................................     1

ARTICLE I - THE REORGANIZATION ...........................................     2

ARTICLE II - EXCHANGE OF SHARES ..........................................     4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SYNGEN ...................     5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF AETHLON ...................    14

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ...............    23

ARTICLE VI - MISCELLANEOUS ...............................................    24

EXHIBITS:

         List of SYNGEN Shareholders .....................................   "A"

         AETHLON Letter of Intent ........................................   "B"

         Resolutions of AETHLON ..........................................   "C"

         Indemnification of TULLIS .......................................   "D"

         Copies of Shares or Lost Certificate Affidavits .................   "E"

         Legal Opinion of AETHLON Counsel ................................   "F"

         Schedule of Exceptions of SYNGEN ................................   "G"

         Financial Statements of SYNGEN ..................................   "H"

         Legal Descriptions of Real Property of SYNGEN ...................   "I"

         List of Personal Property of SYNGEN .............................   "J"

         Patents, Trademarks, Service Marks of SYNGEN ....................   "K"

         List of SYNGEN Bank Accounts and Signatories Therefor ...........   "L"

         Schedule of Exceptions of AETHLON ...............................   "M"

         Financial Statements of AETHLON .................................   "N"

         Legal Descriptions of Real Property of AETHLON ..................   "O"

         List of Personal Property of AETHLON ............................   "P"

         Patents, Trademarks, Service Marks of AETHLON ...................   "Q"

         List of all AETHLON Insurance Policies ..........................   "R"

         List of AETHLON Bank Accounts and Signatories Therefor ..........   "S"

                      AGREEMENT AND PLAN OF REORGANIZATION
             FOR THE ACQUISITION OF ALL OF THE OUTSTANDING SHARES OF
                      COMMON STOCK OF SYNGEN RESEARCH, INC.
               BY BISHOP EQUITIES, INC. DBA AETHLON MEDICAL, INC.

     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated this 10th day of January, 2000, by RICHARD H. TULLIS, the sole shareholder of SYNGEN RESEARCH, INC., ("Shareholder"), SYNGEN RESEARCH, INC. ("SYNGEN"), a California corporation, and BISHOP EQUITIES, INC. dba AETHLON MEDICAL, INC. ("AETHLON"), a Nevada corporation.

                                    RECITALS:

     A. WHEREAS, Shareholder owns, beneficially and of record, the issued and outstanding shares of the common stock of SYNGEN (hereinafter the shares of common stock are referred to as the "Exchanged Shares") as set forth in the schedule attached hereto and incorporated herein by this reference as Exhibit "A;" and

     B. WHEREAS, AETHLON desires to purchase from Shareholder all of the outstanding Exchanged Shares owned by him solely in exchange for an aggregate of 65,000 shares (the "AETHLON Shares") of the common stock of AETHLON, par value $.001, and Shareholder desires to exchange his Exchanged Shares for the AETHLON Shares, the number of the Exchanged Shares being surrendered and the number of AETHLON Shares being received by Shareholder is as set forth in Exhibit "A" hereto; and

     C. WHEREAS, AETHLON, acting through JAMES A. JOYCE ("JOYCE"), its Chairman, as authorized by the Board of Directors, and Shareholder have heretofore entered into a letter of intent as set forth in the letter from JOYCE, the Chairman of AETHLON, to SYNGEN, a copy of which is attached hereto as Exhibit "B" (the "AETHLON Letter of Intent"), providing for the acquisition by AETHLON from Shareholder of all of the Exchanged Shares in exchange for the AETHLON Shares and on certain additional terms and conditions specified therein; and

     D. WHEREAS, the parties hereto desire to set forth the definitive terms and conditions upon which Shareholder shall sell to AETHLON, and AETHLON

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shall purchase from Shareholder, all of the Stock of SYNGEN owned by
Shareholder, as contemplated by and in furtherance of the AETHLON Letter of Intent; and

     E. WHEREAS, it is intended that SYNGEN, AETHLON, and their respective shareholders will recognize no gain or loss for U.S. federal income tax purposes under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder as a result of the Reorganization; and

     F. WHEREAS, the parties hereto have entered into additional agreements (including an employment agreement and a buy-back agreement) simultaneously with the execution of this Agreement which are not intended to influence the tax-free result of exchange of the Exchanged Shares for the AETHLON Shares;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, and in accordance with the applicable provisions of state law, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                               THE REORGANIZATION

     1.1 THE REORGANIZATION. On and as of the Closing (as defined in Section 1.2 below) of this Agreement, Shareholder shall surrender all of the Exchanged Shares in exchange for the AETHLON Shares in the amounts set forth in Exhibit "A." The transactions contemplated hereby are intended to qualify as a tax-free reorganization under ss.368(a)(1)(B) of the Code and the regulations promulgated thereunder and the parties hereto agree to report them as such.

     1.2 CLOSING. The closing of the Reorganization (the "Closing") shall take place (i) at the offices of Gibson, Haglund & Paulsen, counsel to AETHLON, at 2 Park Plaza, Suite 450, Irvine, California 92614 at 10:00 a.m., local time, on January 10, 2000; or (ii) at such other time and place and on such other date as Shareholder,

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SYNGEN, and AETHLON agree (the "Closing Date"). The Closing Date shall be the effective date of the Reorganization.

     1.3 TAKING OF NECESSARY ACTIONS. Shareholder, SYNGEN, and AETHLON shall each take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby and to make the Reorganization effective as of the Effective Date. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest AETHLON with full title to all of the Exchanged Shares, Shareholder and the officers and directors of SYNGEN and AETHLON, at the expense of the AETHLON, shall take all such necessary or appropriate action. To effect the intents and purposes of this Agreement, the following actions shall be taken at the Closing, shall be deemed to occur simultaneously, and the accomplishment of which actions by the parties whose duty it is to perform such actions is duly acknowledged by the execution of this Agreement by the parties hereto:

          1.3.1 ELECTION OF DIRECTOR. AETHLON shall deliver to Shareholder a Certificate of Secretary of AETHLON, a copy of which is attached hereto as Exhibit "C," evidencing the adoption by the Board of Directors of AETHLON of resolutions (i) electing and appointing Shareholder as a member of the Board of Directors of AETHLON, (ii) providing for indemnification of the members of the Board of Directors of AETHLON reasonably satisfactory to counsel to Shareholder, and (iii) approving the execution of an indemnification agreement, a copy of which is attached hereto as Exhibit "D" in favor of Shareholder by the Chief Executive Officer of AETHLON (the "Indemnification Agreement").

          1.3.2 EXECUTION AND DELIVERY OF INDEMNIFICATION AGREEMENTS. The Chairman of AETHLON shall execute and deliver two copies of the Indemnification Agreement in the form attached hereto as Exhibit "D" to Shareholder who shall countersign the Indemnification Agreement and deliver an executed copy to AETHLON.

          1.3.3 NEGOTIATION OF EMPLOYMENT AGREEMENTS. As soon as practicable after the Closing, but in no event longer than 60 days after the Closing Date, AETHLON and SYNGEN agree to negotiate in good faith with respect to entering

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into an employment agreement, to be approved by the Board of Directors of
AETHLON, and entered into by and between AETHLON, as employer, and Shareholder, who is currently employed by SYNGEN. The terms of the employment agreement shall be consistent with the terms for such employment set forth in the AETHLON Letter of Intent.

          1.3.4 DELIVERY OF EXCHANGED SHARES TO AETHLON; DELIVERY OF THE AETHLON SHARES TO Shareholder. In consideration of the tender by Shareholder of their Exchanged Shares, or lost certificate affidavits in form acceptable to AETHLON, copies of which are attached hereto as Exhibit "E," AETHLON shall deliver the AETHLON Shares to Shareholder in the amount set forth in Exhibit "A."

          1.3.5 LEGAL OPINION. Counsel to AETHLON shall deliver to Shareholder an opinion of counsel, in the form of Exhibit "F," a copy of which is attached hereto, addressed to Shareholder.

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1 EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date, by virtue of the Reorganization and without any further action on the part of Shareholder, SYNGEN, or AETHLON, all of the Exchanged Shares shall be exchanged for the AETHLON Shares in the amounts set forth in Exhibit "A." Each share of the AETHLON Shares shall be validly issued, duly authorized, fully paid, and nonassessable shares of the Common Stock of AETHLON as of the Closing Date. The AETHLON Shares shall carry piggyback registration rights in the next succeeding registration statement. The AETHLON Shares issued to SYNGEN shall be subject to an 18-month lockup period.

     2.2 EXCHANGE OF CERTIFICATES. At the Closing, AETHLON shall present and deliver to Shareholder the stock certificates representing all of the AETHLON Shares. Upon delivery thereof, Shareholder shall present and deliver to AETHLON all of the certificates representing the Exchanged Shares, or lost certificate affidavits in form acceptable to AETHLON.

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     2.3 NO FURTHER RIGHTS. From and after the Closing Date, holders of certificates formerly evidencing the Exchanged Shares shall cease to have any rights as shareholders of SYNGEN, except as provided herein or by law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SYNGEN

     Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by reference as Exhibit "G," SYNGEN represents and warrants to, and covenants with, AETHLON, as of the date hereof and as of the Closing Date, as follows:

     3.1 ORGANIZATION AND CORPORATE POWER. SYNGEN is a corporation duly organized, in good standing, and validly existing under the laws of California. SYNGEN has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The charter documents of SYNGEN as amended to date, the Bylaws of SYNGEN as amended to date, and the resolutions of SYNGEN's shareholders (if necessary) and directors authorizing the execution, delivery, and performance of this Agreement, all certified by the President and the Secretary, which have previously been provided to AETHLON by SYNGEN, are true and complete copies thereof as currently in effect.

     3.2 AUTHORIZATION. SYNGEN has full corporate power, legal capacity, and authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by SYNGEN in connection herewith, has been effectively authorized by all necessary action on the part of SYNGEN, including without limitation the approvals of SYNGEN's Board of Directors (and Shareholder if necessary), which authorizations remain in full force and effect, have been duly executed and delivered by SYNGEN. No other authorizations or proceedings on the part of

SYNGEN or Shareholder, or otherwise, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of SYNGEN and Shareholder and is enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

     3.3. NO CONFLICTS; NO CONSENTS. Other than that set forth in the Schedule of Exceptions, neither the execution and delivery of this Agreement, nor the consummation by SYNGEN or Shareholder of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument, permit, authorization, or obligation (including, without limitation, any of its charter documents) to which SYNGEN is a party or by which it or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to SYNGEN or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of SYNGEN. No authorization, consent or approval of any public body or authority was or is necessary for the consummation by SYNGEN or Shareholder of the transactions contemplated by this Agreement.

     3.4 CAPITALIZATION. The authorized capital stock of SYNGEN consists of 1,000 shares of common stock, no par value. As of the date hereof, there are 100 shares of common stock issued and outstanding. There are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of SYNGEN. SYNGEN does not have any contracts or obligations to redeem, repurchase, or otherwise reacquire any equity security of SYNGEN. All of the Exchanged Shares are duly authorized, validly issued and outstanding, fully paid, and nonassessable and have been issued in conformity with all applicable laws.

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     3.5 NO PENDING MATERIAL LITIGATION OR PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best knowledge of SYNGEN, threatened against or affecting SYNGEN affecting Shareholder's rights in the Exchanged Shares (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers, directors of SYNGEN or Shareholder in connection with the business, operations or affairs of either of them, which might reasonably be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of SYNGEN, or which question or challenge the Reorganization. SYNGEN is not subject to any voluntary or involuntary proceeding under federal bankruptcy laws and has not made an assignment for the benefit of creditors.

     3.6 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES AND CERTAIN DEVELOPMENTS. Attached hereto as Exhibit "H" are the audited profit and loss statements of Syngen Research, a sole proprietorship ("SR"), the predecessor company to SYNGEN, for the period from January to September 1999; the audited balance sheet of SR as of October 8, 1999 (the "Balance Sheet"); and the respective notes thereto. SYNGEN was incorporated on or about October 14, 1999 and took over the assets and liabilities of SR at that time. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "SYNGEN Financial Statements." The SYNGEN Financial Statements (i) are derived from the books and records of SR, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of SYNGEN, as the successor to SR, (ii) fairly present in all material respects the financial condition of SR on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Except as and to the extent reflected or reserved against in the Balance Sheet, and as to matters arising in the ordinary course of its business since the respective date of the Balance Sheet, SYNGEN, as the successor to SR, has no liability or obligation of a type required by generally accepted accounting principles to be reflected in the Balance Sheet (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of SYNGEN. Except as set forth in Exhibit "H," since October 8, 1999, there has been (a) no declaration, setting aside or payment of any dividend or other distribution with respect to the Exchanged Shares or redemption, purchase or other acquisition of any of the Exchanges Shares or any split-up or other recapitalization relative to any of the Exchanged Shares or any action authorizing or obligating SYNGEN to do any of the foregoing, (b) no material loss, destruction or damage to any material property or asset of SYNGEN whether or not insured, (c) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by SYNGEN otherwise than for fair value and in the ordinary course of business, (d) no discharge or satisfaction by SYNGEN of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (e) no sale, assignment or transfer by SYNGEN of any of its tangible or intangible assets except in the ordinary course of business, cancellation by SYNGEN of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by SYNGEN of any rights of value which, in any such case, is material to the business of SYNGEN, (f) no payment of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment,
(g) no write-off or material reduction in the carrying value of any asset which is material to the business of SYNGEN, (h) no disposition or lapse of rights as to any intangible property which is material to the business of SYNGEN, (i) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of SYNGEN, (j) no agreement to do any of the things described in this Section 3.6, and (k) no material adverse change in the condition (financial or otherwise) of SYNGEN or in its assets, liabilities, properties, business, or prospects.

     3.7 APPLICABLE PERMITS; COMPLIANCE WITH LAWS. SYNGEN (i) holds all licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of SYNGEN, and (ii) has complied with all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which

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the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of SYNGEN.

     3.8 DISCLOSURE. Neither this Agreement, nor any material certificate, exhibit, or other written document or statement, furnished to AETHLON by or on behalf of SYNGEN or, to its knowledge, Shareholder in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. Neither SYNGEN nor, to its knowledge, Shareholder has any knowledge of any fact which has not been disclosed in writing to AETHLON which may reasonably be expected to materially and adversely affect the business, properties, or assets, or the condition (financial or otherwise) of SYNGEN or title of Shareholder to the Exchanged Shares or his ability to perform all of the obligations to be performed by him under this Agreement and/or any other agreement between SYNGEN, Shareholder, and AETHLON to be entered into pursuant to any provision of this Agreement.

     3.9 OWNERSHIP OF SYNGEN. SYNGEN issued Shareholder that number of Shares set forth opposite Shareholder's name on Exhibit "A," which shares together constitute all of the issued and outstanding shares of the capital stock, common and preferred, of SYNGEN. The Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued by SYNGEN in conformity with all applicable laws.

     3.10 SUBSIDIARIES. SYNGEN has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the SYNGEN Financial Statements.

     3.11 REAL PROPERTY. Exhibit "I," attached hereto and incorporated herein by this reference, contains a complete and accurate legal description of each parcel of real property owned by or leased to and occupied or subleased by SYNGEN, and SYNGEN neither owns or leases, nor occupies, any other real property. The building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To the best of its knowledge, SYNGEN is not in violation of any material zoning, building or safety ordinance, regulation or requirement, or other law or regulation applicable to the operation of owned or leased properties, and SYNGEN has not received any notice of violation with which its has not complied. All leases of real property to which SYNGEN is a party and which are material to the business of SYNGEN are fully effective in accordance with their respective terms and afford SYNGEN peaceful and undisturbed possession of the subject matter of the lease, and, to the best knowledge of SYNGEN, there exists no default on the part of SYNGEN or termination thereof.

     3.12 TANGIBLE PERSONAL PROPERTY. Exhibit "J" attached hereto sets forth a complete list of all items of tangible personal property owned or leased and used by SYNGEN in the current conduct of its business, where the original cost was in excess of $2,000. SYNGEN has good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of SYNGEN. Included in Exhibit "J" is a list of all outstanding equipment leases and maintenance agreements to which SYNGEN is a party as lessee and which individually provide for future lease payments in excess of $1,000 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which SYNGEN is a party and which are material to the business of SYNGEN are fully effective in accordance with their respective terms, and, to the best knowledge of SYNGEN, there exists no default on the part of SYNGEN or termination thereof, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of SYNGEN. Each item of capital equipment reflected in the Balance Sheets which is used in the current conduct of SYNGEN's business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of SYNGEN's business and fit for its intended purposes.

     3.13 TAX MATTERS. SYNGEN has, since its inception, duly filed all material federal, state, municipal, local, and other tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to SYNGEN. Copies of all such tax returns have been made available for inspection by AETHLON prior to the execution hereof. All federal, state, municipal, local, and other taxes shown to be due on such returns have been paid or will be paid prior to the time they become delinquent. The amounts reflected in the Balance Sheet as liabilities or reserves for taxes which are due but not yet payable are sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove and SYNGEN has no knowledge of any proposed liability for taxes to be imposed upon its properties or assets for which there is not adequate reserve reflected in the SYNGEN Financial Statements.

     3.14 ACCOUNTS RECEIVABLE. The accounts receivable reflected in the Balance Sheets constituted all accounts receivable of SYNGEN as of the respective dates thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales, were recorded in the ordinary course of business, and are not subject to any set-off or counter claim. Such accounts receivable have been collected in full since the dates of the Balance Sheets or are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). The accounts receivable of SYNGEN existing as of the close of business on the Closing Date will be fully collectible within one year from the Closing Date.

     3.15 INVENTORY. SYNGEN has no inventories of raw materials, work-in-process, or finished goods.

     3.16 CONTRACTS AND COMMITMENTS. SYNGEN has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of SYNGEN in excess of $10,000 (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in Exhibits "G" and "H." True and complete copies of all such contracts and other agreements listed in Exhibits "G" and "H" which involve a commitment or liability of SYNGEN in excess of $10,000 have been made available to AETHLON prior to the execution

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hereof. As of the date hereof, to the best of their knowledge, there exist no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. SYNGEN has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. The validity and enforceability of any contract or other agreement described herein has not been and shall not be materially and adversely affected by the execution and delivery of this Agreement without any further action. SYNGEN has no contract, agreement, obligation or commitment which to the best knowledge of SYNGEN requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to SYNGEN's business, assets, condition (financial and otherwise), or prospects.

     3.17 PROPRIETARY INFORMATION. SYNGEN does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of SYNGEN, nor does any present or former shareholder, officer, director or employee of SYNGEN own any patent rights relating to any products manufactured, rented or sold by SYNGEN except as disclosed in Exhibit "K." To the best knowledge of SYNGEN, SYNGEN has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by SYNGEN, except for any rights the presence of which would not result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of SYNGEN, and, to the best knowledge of SYNGEN, the continued use thereof by AETHLON following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. SYNGEN has not used and is not making use of any confidential information or trade secrets of any present or past employee of SYNGEN.

     3.18 INSURANCE. SYNGEN maintains no insurance policies.

     3.19 ARRANGEMENTS WITH EMPLOYEES; LABOR RELATIONS. No stockholder, director, officer or employee of SYNGEN is presently a party to any transaction with

SYNGEN, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There are no bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement. SYNGEN has no obligations under any collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement, nor is any union, labor organization or group of employees of SYNGEN presently seeking the right to enter into collective bargaining with SYNGEN on behalf of any of its employees. SYNGEN has furnished AETHLON with a copy of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing, and commissions policies applicable to any of SYNGEN's employees.

     3.20 BANK ACCOUNTS. All bank and savings accounts, and other accounts at similar financial institutions, of SYNGEN existing at date of Closing are listed on Exhibit "L." Exhibit "L" contains a list of the name of each person or entity authorized to sign on the bank accounts, borrow money, or incur or guarantee indebtedness on behalf of SYNGEN.

     3.21 POWERS OF ATTORNEY. Other than that set forth in the Schedule of Exceptions of SYNGEN, no valid powers of attorney from SYNGEN to any person or entity exist as of the date of this Agreement.

     3.22 ABSENCE OF QUESTIONABLE PAYMENTS. To the best of its knowledge, neither SYNGEN nor any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt

Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

     3.23 RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS. No present substantial customer or substantial supplier to SYNGEN has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and, to the best knowledge of SYNGEN, none of the present customers of or substantial suppliers to SYNGEN intends to do so.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                   OF AETHLON

     Except as set forth in the Schedule of Exceptions attached hereto and incorporated herein by this reference as Exhibit "M," AETHLON hereby represents and warrants to, and covenants with, Shareholder and SYNGEN as follows:

     4.1 ORGANIZATION AND CORPORATE POWER. AETHLON is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon AETHLON. AETHLON has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of Nevada, the Bylaws of AETHLON as amended to date, and the resolutions of AETHLON's shareholders and directors authorizing the execution, delivery, and performance of this Agreement, all certified by the President and the Secretary of AETHLON, which have previously been provided to SYNGEN by AETHLON, are true and complete copies thereof as currently in effect.

     4.2 AUTHORIZATION. AETHLON has full corporate power, legal capacity and corporate authority to enter into this Agreement, to execute all attendant documents and instruments contemplated hereby, to enter into this Reorganization, and to perform all of its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by AETHLON in connection herewith, has been effectively authorized by all necessary action on the part of AETHLON, including without limitation the approvals of AETHLON's Board of Directors (and shareholders, if necessary) which authorizations remain in full force and effect, have been duly executed and delivered by AETHLON, and no other authorizations or proceedings on the part of AETHLON, or otherwise, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of AETHLON and is enforceable against AETHLON in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

     4.3. NO CONFLICTS; NO CONSENTS. Neither the execution and delivery of this Agreement, nor the consummation by AETHLON of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which AETHLON is a party or by which it or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to AETHLON or its assets or properties, the violation of which would have a material adverse effect upon the business, properties, or assets, or in the condition (financial or otherwise) of AETHLON. No authorization, consent or approval of any public body or authority was or is necessary for the consummation by AETHLON of the transactions contemplated by this Agreement.

     4.4 CAPITALIZATION. The authorized capital stock of AETHLON consists of 25,000,000 shares of common stock, par value $.001. As of the date hereof, there are 2,595,000 shares of common stock issued and outstanding. All of the shares of common stock issued and outstanding are validly issued, fully paid, and nonassessable. Except as disclosed in Exhibit "M," there are no outstanding contracts or other rights to subscribe for or purchase, or contracts or obligations to issue or grant any rights to acquire any equity security of AETHLON. AETHLON does not have any contracts or obligations to redeem, repurchase or otherwise reacquire any equity security of AETHLON. All of the AETHLON Shares, when issued to Shareholder, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued in conformity with all applicable laws.

     4.5 FINANCIAL STATEMENTS OF AETHLON; ABSENCE OF UNDISCLOSED LIABILITIES; NO ADVERSE CHANGES. Attached hereto as Exhibit "N" are the audited financial statements of AETHLON for the years ended March 31, 1999, and the unaudited financial statements for the period ended September 30, 1999 consisting of AETHLON's balance sheet as of such date (the "Balance Sheet"), the related statements of profit or loss for the periods then ended, and the respective notes thereto. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "AETHLON Financial Statements." The AETHLON Financial Statements (i) are derived from the books and records of AETHLON, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of AETHLON, (ii) fairly and accurately present the financial condition of AETHLON on the date of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto). Except as and to the extent reflected or reserved against in the Balance Sheet, and as to matters arising in the ordinary course of its business since the respective dates of the Balance Sheet, AETHLON has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of AETHLON. Except as set forth in Exhibit "N," since the dates of the respective Balance Sheets, there has been (a) no declaration, setting aside or payment of any dividend or other distribution with respect to the common stock of AETHLON or redemption, purchase or other acquisition of any of the common stock of AETHLON or any split-up or other recapitalization relative to any of the common stock of AETHLON or any action authorizing or obligating AETHLON to do any of the foregoing, (b) no loss, destruction or damage to any material property or asset of AETHLON, whether or not insured, (c) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by AETHLON otherwise than for fair value and in the ordinary course of business, (d) no discharge or satisfaction by AETHLON of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (e) no sale, assignment or transfer by AETHLON of any of its tangible or intangible assets except in the ordinary course of business, cancellation by AETHLON of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by AETHLON of any rights of value which, in any such case, is material to the business of AETHLON, (f) no payment of any material bonus to or material change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment, (g) no write-off or material reduction in the carrying value of any asset which is material to the business of AETHLON,
(h) no disposition or lapse of rights as to any intangible property which is material to the business of AETHLON, (i) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of AETHLON, (j) no agreement to do any of the things described in this Section 4.5, and (k) no material adverse change in the condition (financial or otherwise) of AETHLON or in its assets, liabilities, properties, business, or prospects.

     4.6 TAX MATTERS. AETHLON has, since its inception, accurately prepared and duly filed all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to AETHLON. Copies of all such tax returns have been made available for inspection by SYNGEN and Shareholder prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to AETHLON's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by AETHLON have been paid or will be paid prior to the time they become delinquent. The amount reflected in the Balance Sheet of AETHLON as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove.

     4.7 NO PENDING MATERIAL LITIGATION OR PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best knowledge of AETHLON, threatened against or affecting AETHLON (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of AETHLON in connection with the business, operations or affairs of AETHLON, which might result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of AETHLON, or which question or challenge the Reorganization. AETHLON is not subject to any voluntary or involuntary proceeding under applicable bankruptcy laws and has not made an assignment for the benefit of creditors.

     4.8 COMPLIANCE WITH LAWS. AETHLON (i) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted and which the failure to so hold would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of AETHLON, and (ii) has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, which the failure to comply with would have a material adverse effect upon the business, properties, or assets, or the condition (financial or otherwise) of AETHLON.

     4.9 DISCLOSURE. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to SYNGEN or Shareholder by or on behalf of AETHLON in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, when taken as a whole, not misleading. AETHLON has no knowledge of any fact which has not been disclosed in writing to SYNGEN or Shareholder which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of AETHLON or the ability of AETHLON to perform all of the obligations to be performed by AETHLON under this Agreement and/or any other agreement between SYNGEN and AETHLON to be entered into pursuant to any provision of this Agreement.

     4.10 SUBSIDIARIES. AETHLON has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the AETHLON Financial Statements.

     4.11 OFFERING. Subject to the accuracy of Shareholder's representations in
Section 5.4 hereof, the offer, sale, and issuance of the AETHLON Shares to be issued in conformity with the terms of this Agreement and the transactions contemplated hereby, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from all applicable state registration or qualification requirements.

     4.12 REAL PROPERTY. Exhibit "O," attached hereto and incorporated herein by this reference, contains a complete and accurate legal description of each parcel of real property owned by or leased to and occupied or subleased by AETHLON, and AETHLON neither owns or leases, nor occupies, any other real property. The building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To the best of its knowledge, AETHLON is not in violation of any material zoning, building or safety ordinance, regulation or requirement, or other law or regulation applicable to the operation of owned or leased properties, and AETHLON has not received any notice of violation with which its has not complied. All leases of real property to which AETHLON is a party and which are material to the business of AETHLON are fully effective in accordance with their respective terms and afford AETHLON peaceful and undisturbed possession of the subject matter of the lease, and, to the best knowledge of AETHLON, there exists no default on the part of AETHLON or termination thereof.

     4.13 TANGIBLE PERSONAL PROPERTY. Exhibit "P" attached hereto sets forth a complete list of all items of tangible personal property owned or leased and used by AETHLON in the current conduct of its business, where the original cost was in excess of $10,000. AETHLON has good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of AETHLON. Included in Exhibit "P" is a list of all outstanding equipment leases and maintenance agreements to which AETHLON is a party as lessee and which individually provide for future lease payments in excess of $1,000 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which AETHLON is a party and which are material to the business of AETHLON are fully effective in accordance with their respective terms, and, to the best knowledge of AETHLON, there exists no default on the part of AETHLON or termination thereof, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of AETHLON. Each item of capital equipment reflected in the Balance Sheets which is used in the current conduct of AETHLON's business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of AETHLON's business and fit for its intended purposes.

     4.14 ACCOUNTS RECEIVABLE. The accounts receivable reflected in the Balance Sheets constituted all accounts receivable of AETHLON as of the respective dates thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales, were recorded in the ordinary course of business, and are not subject to any set-off or counter claim. Such accounts receivable have been collected in full since the dates of the Balance Sheets or are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of AETHLON, the "allowance for doubtful accounts" shown on the Balance Sheets is sufficient to cover all doubtful accounts. The accounts receivable of AETHLON existing as of the close of business on the Closing Date will be fully collectible within one year from the Closing Date.

     4.15 INVENTORY. AETHLON has good and marketable title to all of its inventories of raw materials, work-in-process, and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, the presence of which would result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of AETHLON. All such inventories consist of items that are usable and salable in the ordinary course of business of AETHLON for an amount at least equal to the book value thereto, plus the costs of disposition thereof.

     4.16 CONTRACTS AND COMMITMENTS. AETHLON has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability of AETHLON in excess of $10,000, and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in Exhibit "M." True and complete copies of all such contracts and other agreements listed in Exhibit "M" have been made available to AETHLON prior to the execution hereof. AETHLON has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. The validity and enforceability of any contract or other agreement described herein has not been and shall not be materially and adversely affected by the execution and delivery of this Agreement without any further action. AETHLON has no contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to AETHLON's business, assets, condition (financial and otherwise), or prospects.

     4.17 PROPRIETARY INFORMATION. AETHLON does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of AETHLON, nor does any present or former shareholder, officer, director or employee of AETHLON own any patent rights relating to any products manufactured, rented or sold by AETHLON except as disclosed in Exhibit "Q." To the best knowledge of AETHLON, AETHLON has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by AETHLON, except for any rights the presence of which would not result in a material adverse change in the business, properties, or assets, or the condition (financial or otherwise) of AETHLON, and, to the best knowledge of AETHLON, the continued use thereof by AETHLON following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. AETHLON has not used and is not making use of any confidential information or trade secrets of any present or past employee of AETHLON.

     4.18 INSURANCE. AETHLON maintains workers' compensation, disability and directors' and officers' insurance with reputable insurance companies as are usually insured by companies similarly situated and to the extent customarily insured. A true and complete listing and general description of each of AETHLON's insurance policies as currently in force is set forth in Exhibit "R" attached hereto. All such insurance policies currently are in full force and effect.

     4.19 ARRANGEMENTS WITH EMPLOYEES; LABOR RELATIONS. No stockholder, director, officer or employee of AETHLON is presently a party to any transaction with AETHLON, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There are no bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement. AETHLON has no obligations under any collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement, nor is any union, labor organization or group of employees of AETHLON presently seeking the right to enter into collective bargaining with AETHLON on behalf of any of its employees. AETHLON has furnished AETHLON with a copy of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing, and commissions policies applicable to any of AETHLON's employees.

     4.20 BANK ACCOUNTS. All bank and savings accounts, and other accounts at similar financial institutions, of AETHLON existing at date of Closing are listed on Exhibit "S." Exhibit "S" contains a list of the name of each person or entity authorized to sign on the bank accounts, borrow money, or incur or guarantee indebtedness on behalf of AETHLON.

     4.21 POWERS OF ATTORNEY. Other than that set forth in the Schedule of Exceptions of AETHLON, no valid powers of attorney from AETHLON to any person or entity exist as of the date of this Agreement.

     4.22 ABSENCE OF QUESTIONABLE PAYMENTS. To the best of its knowledge, neither AETHLON nor any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

     4.23 REPORTING REQUIREMENTS. AETHLON has complied with and will maintain its compliance with all of the reporting requirements under the Act and the Securities Exchange Act of 1934, as amended, through the Closing Date.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDER

     Shareholder represents and warrants to and covenants with AETHLON, as of the date hereof, as follows:

     5.1 AUTHORITY. Shareholder has full rights, power, and authority to enter into this Agreement; the execution, delivery, and performance of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby will not conflict with or result in a breach of any agreement to which Shareholder is a party and which a conflict or breach thereof would have a material adverse effect upon Shareholder or Shareholder's properties or assets.

     5.2 TITLE. Shareholder has valid and marketable title to the number of Shares set forth opposite Shareholder's name on Exhibit "A," free and clear of any pledge, lien, security interest, or encumbrance other than pursuant to this

Agreement. As of the Closing Date there is no lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature recorded in the book of registry of shareholders of AETHLON with respect to any of the Exchanged Shares owned by Shareholder and the Exchanged Shares set forth in Exhibit "A" are duly registered in the name of Shareholder as set forth in Exhibit "A."

     5.3 RESTRICTED STOCK. Shareholder acknowledges that the Exchanged Shares being issued to Shareholder hereunder will be issued by AETHLON without registration or qualification or other filings being made under the Act, or the securities or "blue sky" laws of any state, in reliance upon specific exemptions therefrom, and in furtherance thereof Shareholder represents that he is acquiring and will hold the shares to be delivered hereunder for his own account, for investment only, and not for distribution within the meaning of the U.S. federal securities laws. Shareholder acknowledges that a legend, substantially in the following form, shall be placed upon the face of each certificate representing any of AETHLON Shares being delivered to Shareholder hereunder:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE RESTRICTED SECURITIES, AND NO OFFER, SALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES REPRESENTED HEREBY, OR OF ANY INTEREST HEREIN, MAY BE MADE WITHOUT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 TAXES AND EXPENSES.

          6.1.1 Except as otherwise expressly provided in 6.1.2 immediately below, each of AETHLON and SYNGEN shall pay all of their own respective taxes due prior to the Closing, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them. The parties represent and warrant that no brokerage, finders' or other similar fees are being paid by any of the parties in connection with this Agreement.

          6.1.2 The representations and warranties of SYNGEN, Shareholder, and AETHLON contained herein and in any other document or instrument delivered by or on behalf of SYNGEN and/or Shareholder or on behalf of AETHLON pursuant hereto, as such may be qualified in Exhibits "G" or "J," respectively, shall survive the Closing and any investigations made by or on behalf of AETHLON made prior to the Closing, and shall remain in full force and effect for a period of two full years from the date of the Closing the ("Warranty Period"), and thereupon expire.

     6.2 OTHER DOCUMENTS. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

     6.3 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs, personal representatives, successors and assigns of AETHLON, Shareholder, and SYNGEN, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     6.4 GOVERNING LAW. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

     6.5 NOTICES. Any notice or the delivery of any item to be delivered by a party hereto shall be delivered personally, by U.S. mail, return receipt requested, or by Federal Express, next-day delivery. Any personal delivery made shall be deemed to have been made upon the execution of a receipt for the item to be delivered by the party to whom delivery is made. Delivery by U.S. mail or Federal Express shall be deemed to have been made when delivered by Federal Express to the party to whom addressed. All such deliveries shall be made to the following addresses, or such other addresses as the parties may have instructed the others in accordance with the provisions of this Paragraph:

(a)  If to AETHLON:        BISHOP EQUITIES, INC. DBA AETHLON
                           MEDICAL
                           7825 Fay Avenue, Suite 200
                           La Jolla, CA 92037

         With copies to:   Bruce H. Haglund, Esq.
                           Gibson, Haglund & Paulsen
                           2 Park Place, Suite 450
                           Irvine, California 92614

(b)  If to SYNGEN
     or Shareholder:       SYNGEN RESEARCH, INC.
                           3344 Industrial Court, Suite 1W
                           San Diego, CA 92121
                           Attention: President

         With copies to:   William R. Soderstrom, Esq.
                           Fox, O'Neil & Shannon
                           622 N. Water Street, Suite 500
                           Milwaukee, WI 53202

Any party hereto may change its address by written notice to the other party given in accordance with this Section 6.5.

     6.6 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contains the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by AETHLON, SYNGEN, and Shareholder.

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

     6.7 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any court, department, official, political subdivision, agency or other instrumentality of any government, whether state, local or federal, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision hereof invalid or unenforceable in any respect.

     6.8 HEADINGS. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement.

     6.9 ATTORNEYS' FEES. In the event of any litigation between AETHLON and SYNGEN, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

     6.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

     6.11 GENDER. Whenever the content of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

BISHOP EQUITIES, INC.                  SYNGEN RESEARCH, INC.
DBA AETHLON MEDICAL                    a California corporation

a Nevada corporation

By:                                    By:
   ------------------------------         ------------------------------
   JAMES A. JOYCE,                        RICHARD H. TULLIS, President
     Chairman of the Board

SHAREHOLDER:


---------------------------------
RICHARD H. TULLIS


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